[LOGO OMITTED] SF Partnership, LLP
                                                           Chartered Accountants


                                                                  March 30, 2006



Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street, 9th floor
New York, New York
10022

Attention: Mr. Jay M. Kaplowitz, Esq.

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2004 and December 31, 2005 and our auditors report dated March 13, 2006 appearing on the Form 10-KSB of m-Wise, Inc.

                                                    Yours very truly,
                                                    /s/ SF Partnership, LLP
                                                    --------------------
                                                    SF Partnership, LLP




The Madison Centre, 4950 Yonge Street, Suite 400,                [LOGO OMITTED]
Toronto, Ontario Canada M2N 6K1                                     A member of
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